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                                                                    EXHIBIT 10.1
                            The Centris Group, Inc.
                        1991 Directors Stock Option Plan
                              Amended and Restated
                     As of July 26, 1995 and March 27, 1996

                        ________________________________


I.  General Provisions

        1.1 Purposes of the Plan. The Centris Group, Inc. has adopted this 1991 Directors Stock Option Plan, to enable the Company to attract and retain the services of experienced and knowledgeable Non-employee Directors and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of the Non-employee Directors in the Company.

        1.2 Plan History. The Centris Group, Inc. 1991 Directors Stock Option Plan was originally adopted by the Board of Directors of the Company on March 6, 1991 and approved by the Company's stockholders on May 23, 1991. It was amended and restated by the Board of Directors of the Company on December 18, 1991 and was submitted to and approved by the Company's stockholders at the 1992 Annual Meeting of Stockholders held on May 27, 1992. The Plan was further amended and restated by the Board of Directors of the Company on July 26, 1995 and on March 27, 1996, and will, as so amended, be submitted to the Company's stockholders for approval at the Company's 1996 Annual Meeting of Stockholders. Further non-material amendments were adopted by the Board without stockholder action in January, 1998.

        1.3 Definitions. The following terms, when used in this Plan, shall have the meanings set forth in this Section 1.3:

             (a) "Award" means an award of any Stock Option under the Plan.

             (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

             (c) "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

                 (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities;
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                 (ii)  Individuals who, as of the date hereof, constitute the
        Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board;

                 (iii) The stockholders of the Company approve a merger or consolidation with any other corporation, other than

                       (A) A merger or consolidation which would result in the
             voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or

                       (B) A merger or consolidation effected to implement a
             recapitalization of the Company (or similar transaction) in which no person acquired 50% or more of the combined voting power of the Company's then outstanding voting securities; or

                 (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the preceding provisions of this Section 1.3(c), a Change in Control shall not be deemed to have occurred (1) if the "person" described in the preceding provisions of this Section 1.3(c) is an underwriting or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities; (2) if the "person" described in the preceding provisions of this Section 1.3(c) is an employee stock ownership plan or other employee benefit plan maintained by the Company (or any of its affiliated companies) that is qualified under the provisions of the Employee Retirement Security Act of 1974, as amended; or (3) if the person described in clause (i) of the preceding provisions of this subsection (c) would not otherwise be a beneficial owner of 25% or more of the combined voting power of the Company's then
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outstanding voting securities but for a reduction in the number of outstanding voting securities resulting from a stock repurchase program or other similar plan of the Company or from a self tender offer of the Company, which plan or tender offer commenced on or after the date hereof; provided, however, that the term "person" shall include such person from and after the first date upon which
(A) such person, since the date of the commencement of such plan or tender offer, shall have acquired beneficial ownership of, in the aggregate, a number of voting securities of the Company equal to 1% or more of the voting securities of the Company then outstanding, and (B) such person, together with all affiliates and associates of such person, shall beneficially own 25% or more the voting securities of the Company then outstanding.

             (d) "Common Stock" means the common stock of the Company, par value $0.01 per share.

             (e) "Company" means The Centris Group, Inc., a Delaware corporation, or any successor thereto.

             (f) "Fair Market Value" of shares of stock shall be calculated on the basis of the closing price of stock of that class on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded; or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or national quotation system on which such shares are then quoted; or, if not so quoted, as furnished by a professional securities dealer making a market in such shares selected by the Board or a committee of the Board; or if no such dealer is available, then the Fair Market Value shall be determined in good faith by the Board.

             (g) "Nonemployee Director" means any member of the Board of Directors who is not an employee of the Company or of any parent corporation (as defined in Section 424 of the Internal Revenue Code of 1986, as amended) with respect to the Company.

             (h) "Participant" means any Nonemployee Director who receives an Award pursuant to the terms of the Plan.

             (i) "Plan" means The Centris Group, Inc. 1991 Directors Stock Option Plan, as set forth herein, as amended from time to time.

             (j) "Stock Option" means a right to purchase Common Stock which is the subject of an Award under this Plan.

        1.4  Common Shares Subject to Plan.
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          (a) Subject to the provisions of Section 1.4(c) and 4.1, the maximum number of shares of Common Stock which may be issued pursuant to Awards under this Plan shall not exceed 300,000 (as adjusted for the February, 1998 100% stock split) shares.

          (b) The shares of Common Stock to be delivered under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock, or from previously issued shares of Common Stock reacquired by the Company, including shares purchased in the open market.

          (c) Shares of Common Stock, subject to the unexercised portion of any Stock Option granted under this Plan that expires, terminates or is canceled, will again become available for grant of further Awards under this Plan.

II.  Awards of Stock Options

     2.1  Award Grants.

          (a) Each Nonemployee Director who is serving as a member of the Board of Directors as of July 26, 1995 shall automatically be granted, effective as of July 26, 1995, an Award consisting of Stock Options covering 6,000 (as adjusted) shares of Common Stock.

          (b) Each Nonemployee Director who is serving as a member of the Board of Directors on the third business day following the 1996 Annual Meeting of Stockholders shall automatically be granted an Award consisting of Stock Options covering 6,000 (as adjusted) shares of Common Stock, effective as of the date of such grant.

          (c) Each Nonemployee Director who is serving as a member of the Board of Directors on the third business day following the Annual Meeting of Stockholders of every calendar year commencing with the 1997 Annual Meeting of Stockholders shall automatically be granted an Award, effective as of the date of such grant, consisting of Stock Options covering between 6,000 and 9,000 (as adjusted) shares of Common Stock, the exact number of Stock Options to be determined based on the following formula: (i) if the Company's Return On Equity is 15% or less, the grant shall be for options representing 6,000 (as adjusted) shares; (ii) if the Return On Equity is more than 15% but less than 18%, the grant shall be for options representing 8,000 (as adjusted) shares; and
(iii) if the Return On Equity is greater than 18%, the grant shall be for options representing 9,000 (as adjusted) shares.

          (d) Each Nonemployee Director who is newly appointed or elected as such after the third business day following the Annual Meeting of Stockholders of any calendar year, but prior to the Annual Meeting of Stockholders of the next calendar year, shall, upon the date of such appointment or election, automatically be granted an Award consisting of Stock Options covering that number of shares of Common Stock (exclusive of
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fractional shares) equal to the product of 6,000 multiplied by a fraction the numerator of which is the number of days until the next Annual Meeting of Stockholders and the denominator of which is 365.

     2.2 Return on Equity. For purposes of this Article II, "Return On Equity" for any fiscal year shall mean net income for such fiscal year as determined by generally accepted accounting principles, divided by stockholders' equity as of December 31 of the prior fiscal year as reported in the Company's audited consolidated financial statements.

     2.3 Award Procedures. All Nonemployee Directors shall receive Awards under this Plan, which Awards shall be granted automatically as provided in this
Article II. A Nonemployee Director to whom an Award has been made shall be notified of the Award, and the Company shall promptly cause to be prepared and executed a written agreement evidencing the Stock Options which are the subject of such Award.

     2.4 Securities Law Requirements. Shares of Common Stock shall not be offered or issued under this Plan unless the offer, issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to an Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

III. Stock Options

     3.1 Purchase Price. The purchase price of Common Stock issuable upon exercise of each Stock Option shall be the Fair Market Value, as of the date of grant of the Stock Option, of the Common Stock subject to such Stock Option.

     3.2 Stock Option Term. Unless earlier exercised or terminated pursuant to the provisions of Sections 3.3 or 3.4 of this Article III, each Stock Option shall expire and no longer be exercisable on a date which is ten years after the date of grant.

     3.3  Exercise of Stock Options.

          (a) Options covering 25% of the shares of Common Stock subject to a grant of Stock Options shall become exercisable upon the expiration of each full year of service as a Nonemployee Director of the Company following the date of grant of such Stock Options, and such Stock Options may thereafter be exercisable until all of the Stock Options of such grant are exercised or expire as provided in this Article III.

          (b) At the time of the exercise of a Stock Option, the purchase price shall be paid in full in cash, or in shares of Common Stock valued at their Fair Market Value as of the exercise date. No fractional shares will be issued pursuant to the exercise of a
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Stock Option, nor will any cash payment be made in lieu of fractional shares.
Holders of Stock Options may purchase fewer than the total number of shares of Common Stock granted in a Stock Option, provided that a partial exercise of a Stock Option may not be for less than 100 shares, unless fewer than 100 shares remain unexercised in an Award in which case the entire remaining Stock Option must be exercised at one time.

     3.4 Termination of Director Status. In the event that the holder of Stock Options ceases to be a director of the Company as a result of death, disability or retirement ("Termination"), and provided that such holder has been a director of the Company for at least one year at the time of Termination, all Stock Options granted to a Director, whether or not exercisable on the effective date of such Termination, shall not expire at that time, but shall thereafter continue to be exercisable by the Option holder (or, in the event of the death of the Option holder, by the transferee holder pursuant to a will or in accordance with the laws of descent and distribution) until expiration of the applicable option term. In the event the option holder dies within one year of initial election or appointment to the Board, the options will continue to be exercisable by will or according to the laws of descent and distribution for a period of three years following the date of death. If for any reason other than death an optionee ceases to be a Director within one year of the Director's initial election or appointment to the Board, any options granted under the Director Plan and held by such Director shall be canceled as of the date of such termination.

     3.5 Rights With Respect to Common Stock. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock subject to any Stock Option unless and until such Stock Option is duly exercised pursuant to the terms of this Plan.

IV.  Adjustment Provisions

     4.1 Changes in Outstanding Securities. Subject to Section 4.2 below, (i) if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or if additional shares or different shares or other securities of the Company are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) of the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate or proportionate adjustment may be made in (x) the maximum number and kind of shares provided in Section 1.4 of Article I, and (y) the number and kind of shares or other securities subject to then outstanding Stock Options, and (z) the purchase or exercise price for each share of Common Stock subject to an outstanding Stock Option.

     4.2  Change of Control.  In addition to the adjustments permitted by
Section 4.1 above, upon the occurrence of a Change in Control any outstanding Stock
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Options not theretofore exercisable shall immediately become exercisable in their entirety, notwithstanding any of the other provisions of the Plan.

     4.3 Termination of Independent Corporate Status. Upon the dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon a sale of substantially all of the property of the Company to another corporation (in each of such cases a "Corporate Termination Event"), this Plan shall terminate. Any Stock Option theretofore granted under the Plan and not exercised on or prior to the Corporate Termination Event shall expire and terminate, unless provision be made in writing in connection with such Corporate Termination Event for the assumption of the Stock Option or the substitution for such Stock Option of a new option covering the stock of a successor corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to number and kind of shares and prices, in which event such Stock Option shall continue in the manner and under the terms so provided.

     4.4 Other Adjustments. Adjustments under this Article IV will be made by the Board, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

V.   Miscellaneous Provisions

     5.1  Amendment, Suspension, Termination or Interpretation of the Plan.

          (a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such action shall:

              (i) increase the maximum number of shares specified in Section 1.4(a) of Article I, unless approved by the stockholders of the Company;

              (ii) alter, terminate or impair in any manner which is materially adverse to a Participant any Award previously granted;

              (iii) change the nondiscretionary manner in which Awards are made under Article II; or

              (iv) change, more than once in any six-month period, provisions of the Plan dealing with the amount of any Award, the purchase price of the Common Stock which is the subject of any Award, the timing of the grant of any Awards, or the exercisability features of Awards.
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          (b) Questions of interpretation of any of the provisions of the Plan shall be resolved by competent legal counsel for the Company selected by the Chief Executive Officer of the Company.

     5.2 Effective Date and Duration of Plan. This Plan has been approved by the Board and shall become effective as of March 27, 1996, subject to its approval by the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the first meeting of the stockholders of the Company occurring after March 27, 1996. This Plan shall terminate at such time as the Board, in its discretion, shall determine. No Award may be granted under the Plan after the date of such termination, but such termination shall not affect any Award theretofore granted and any shares of Common Stock subject thereto.

     5.3 Director Status. Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any Nonemployee Director any right to continue as a member of the Board of Directors of the Company or any subsidiary thereof.

     5.4 No Entitlement to Shares. No Nonemployee Director (individually or as a member of a group) and no beneficiary or other person claiming under or through such Nonemployee Director shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to any Award except as to such shares of Common Stock, if any, as shall have been issued to such Nonemployee Director. A Nonemployee Director's rights to any shares of Common Stock issued to the name of such Nonemployee Director pursuant to an Award under this Plan shall be subject to such limitations and restrictions as are set forth in or imposed pursuant to this Plan.

     5.5 Withholding of Taxes. The Company may make such provisions as it deems appropriate for the withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with any Award. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant or payment of any other benefit hereunder to such Participant. Any such settlement shall be made in the form of cash, a certified or bank cashier's check or such other form of consideration as is satisfactory to the Board.

     5.6 Transferability. No Award granted under this Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, or (ii) subject to the final sentence of this Section 5.6, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Committee and under circumstances that would not adversely affect the interest of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of a Participant, an Award granted to such person shall be exercisable only by the Participant (or the Participant's permitted transferee) or such person's guardian or legal representative. Notwithstanding the foregoing, no Award may be assigned or transferred in any manner inconsistent with Rule 16b-3.
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     5.7  Other Plans.  Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors generally, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

     5.8 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender, as the context may require.

     5.9 Applicable Law. This Plan shall be governed by, interpreted under and construed and enforced in accordance with the internal laws of the State of Delaware.

     5.10 Successors. The Plan and any agreement with respect to an Award shall be binding upon the successors and assigns of the Company and upon each Participant and such Participant's heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.